Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Feb 28, 2002
Payment Date	Mar 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.847500%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2002	Feb 15, 2002	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	119,915,606	23,070,144	29,991,187	21,916,637	16,149,101	19,658,767
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.972500%	2.097500%	2.197500%	2.497500%	2.847500%
Interest/Yield Payable on the Principal Balance	183,971	37,636	51,260	42,573	35,766
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	183,971	37,636	51,260	42,573	35,766
Interest/Yield Paid	183,971	37,636	51,260	42,573	35,766

Summary

Beginning Security Balance	119,915,606	23,070,144	29,991,187	21,916,637	16,149,101	19,658,767
Beginning Adjusted Balance	119,915,606	23,070,144	29,991,187	21,916,637	16,149,101
Principal Paid	2,935,960	564,816	734,260	536,575	395,371	529,237
Ending Security Balance	116,979,645	22,505,329	29,256,927	21,380,062	15,753,730	19,177,592
Ending Adjusted Balance	116,979,645	22,505,329	29,256,927	21,380,062	15,753,730
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	117,027,708	22,505,329	29,256,927	21,380,062	15,753,730
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,273,263
Ending OC Amount as Holdback Amount						10,867,960
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2521526	$0.7840913	$0.8214734	$0.9336200	$1.0644574
Principal Paid per $1000	$4.0240685	$11.7669935	$11.7669933	$11.7669932	$11.7669935